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                                                          PIPER & MARBURY L.L.P.



Simon DeBartolo Group, Inc.
September 3, 1997
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matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                     Very truly yours,